UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 30, 2003
                        --------------------------------

                          Garden Fresh Restaurant Corp.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                  0-25886                33-0028786
 -------------------------------    ---------------     ---------------------
 (State or other jurisdiction of    Commission File       (I.R.S. Employer
  incorporation or organization)        Number            Identification No.)

        15822 Bernardo Center Drive, Suite A, San Diego, California 92127
        -----------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (858) 675-1600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.     Regulation FD Disclosure - This information is being provided under
            Item 9 in place of Item 12 per interim guidance provided by the SEC.

On April 30, 2003, Garden Fresh Restaurant Corp. (the "Company") issued a press release entitled "GARDEN FRESH REPORTS FISCAL 2003 SECOND QUARTER RESULTS." The press release is included below.


Contact:    David W. Qualls                                        NEWS RELEASE
            Chief Financial Officer
            Garden Fresh Restaurant Corp.
            858/675-1600

            Cecilia A. Wilkinson/Rosemary Moothart
            PondelWilkinson MS&L
            323/866-6060


          GARDEN FRESH REPORTS FISCAL YEAR 2003 SECOND QUARTER RESULTS

      San Diego, California - April 30, 2003 - Garden Fresh Restaurant Corp. (NASDAQ:LTUS), operator of the Souplantation and Sweet Tomatoes restaurants, today reported results for its fiscal 2003 second quarter ended March 31, 2003.

      Net sales for the quarter, based on 97 salad buffet restaurants in operation, increased 0.9% to $56.4 million from $55.9 million in the same period in fiscal 2002, when the company operated 95 restaurants. Same store sales for the quarter decreased 1.1% from the corresponding prior-year period, when there were 94 restaurants in the same store sales base.

      For the fiscal 2003 second quarter, the company recorded net income of $1.6 million, or $0.27 per diluted common share. By comparison, in the second quarter of fiscal 2002, the company reported net income of $2.4 million, or $0.42 per diluted common share.

      For the first half of fiscal 2003, Garden Fresh posted net sales of $106.1 million, up 2.2% from $103.8 million in the similar period a year earlier. Same store sales for the first half of fiscal 2003 increased 1.1% compared to the corresponding prior-year period. The company recorded fiscal 2003 first half net income of $1.8 million, or $0.30 per diluted common share. By comparison, for the first half of fiscal 2002, the company reported net income of $1.7 million, or $0.30 per diluted common share.

      During the second quarter of fiscal 2003, two new restaurants and a central kitchen were opened, compared with one store opened during the second quarter of fiscal 2002.

      Michael P. Mack, president and chief executive officer, stated: "As we mentioned in our release dated April 2, 2003, a number of factors in the external environment may have affected our performance in the second quarter. These factors included reduced travel to tourist markets, troop departures from areas with heavy military concentrations, adverse weather and snow days, and consumer concerns about the economy and the war. In the current competitive environment, our marketing efforts were not sufficient to counteract the adverse effect of these factors and as a result, our sales did not meet our expectations."

      Mack continued: "We are evaluating the changes we must make to our in-store marketing and to our advertising in order to effectively compete for customers in all environments. We are focusing our in-store efforts on maximizing our guests' experience through a combination of menu offerings and in-store merchandising to improve the price-to-value relationship for our guests. We are reviewing our advertising to ensure that it is cost-effective and generating the brand awareness necessary to increase our guest counts. Our restaurants continue to have enormous appeal for consumers seeking great tasting, fresh healthy food in a quality environment. Our goal is to ensure that our marketing efforts effectively translate that appeal into increased sales."

-----------------------------------------------------------------------------------------------------------------
                                       TABLE A: COST COMPARISONS IN $000'S
-----------------------------------------------------------------------------------------------------------------
                                                   Q2 FY2003       % of Sales        Q2 FY2002        % of Sales
-----------------------------------------------------------------------------------------------------------------
Costs of sales                                      $13,645           24.2%           $13,324            23.8%
-----------------------------------------------------------------------------------------------------------------
Restaurant operating expenses
-----------------------------------------------------------------------------------------------------------------
         Labor                                      17,697            31.4%            17,446            31.2%
-----------------------------------------------------------------------------------------------------------------
         Occupancy and other                        14,093            25.0%            13,036            23.3%
-----------------------------------------------------------------------------------------------------------------
General and administrative expenses                  3,462            6.1%             3,460             6.2%
-----------------------------------------------------------------------------------------------------------------
Depreciation and amortization                        3,722            6.6%             3,383             6.0%
-----------------------------------------------------------------------------------------------------------------

Fiscal 2003 Guidance

      Based on current and projected operating and market factors, Garden Fresh's estimates for sales, net income, and earnings per diluted common share for the third quarter and full fiscal year 2003 are presented in Table B.

---------------------------------------------------------------------------------------------------------------------------
                                                 TABLE B: FY2003 ESTIMATES
---------------------------------------------------------------------------------------------------------------------------
                                       Q3 FY2003 (Est.)      Q3 FY2002 (Act.)         FY2003 (Est.)         FY2002 (Act.)
---------------------------------------------------------------------------------------------------------------------------
Sales                               $55.8 - $56.1 million     $55.7 million        $218 - $220 million      $214.3 million
---------------------------------------------------------------------------------------------------------------------------
Net income                           $1.0 - $1.2 million       $2.2 million        $3.3 - $3.7 million       $5.6 million
---------------------------------------------------------------------------------------------------------------------------
Earnings per diluted common share       $0.17 - $0.20             $0.38               $0.55 - $0.62             $0.96
---------------------------------------------------------------------------------------------------------------------------
Diluted common shares outstanding        6.0 million            6.0 million            6.0 million           5.8 million
---------------------------------------------------------------------------------------------------------------------------

----------
Assumptions for the above include:

-- comparable store sales increase of 0.0% to 1.0% (primarily driven by price) annually;

--    two new restaurants planned and opened during Q2 FY2003;

--    wage rate inflation of 3.0% over FY2002;

--    annual store-level profit margin of 11.1%.

About Garden Fresh

      Garden Fresh Restaurant Corp. currently operates 97 salad buffet restaurants in California, Florida, Arizona, Colorado, Georgia, Illinois, Kansas, Missouri, Nevada, New Mexico, North Carolina, Oregon, Texas, Utah and Washington under the names Souplantation and Sweet Tomatoes. Its restaurants offer an abundance of fresh, quality salad selections, soups, bakery items, pastas and desserts in a self-serve format.

Forward-looking Information

      Certain statements in this news release for Garden Fresh Restaurant Corp., including the estimates for the third quarter of fiscal 2003 and the full year for fiscal 2003, along with the related assumptions, are forward-looking and may involve a number of risks and uncertainties. These statements include statements regarding: (i) changes relating to our marketing and advertising including our efforts to create the best value for our guests and (ii) our ability to increase our sales through our advertising and our marketing efforts. Management cannot be certain that these programs and investments will be effective. In particular, the company's strategies to improve revenues are experimental. In addition, the degree of future inflationary cost pressure the company may experience is uncertain. Future earnings could be adversely affected by inflation and there is substantial risk and uncertainty regarding the company's ability to recoup cost inflation via future price increases or productivity gains. Current results are not indicative of future receptivity of the concept or increases in sales. The company's restaurants operate in highly competitive environments, subject to continuously shifting consumer demand patterns. More information on factors that could affect the company's financial results is included in the company's Form 10-K, filed with the Securities and Exchange Commission.

Investor Conference Call

      Garden Fresh will host an investor conference call related to the above news today, Wednesday, April 30, 9:00 a.m. PDT (12 noon EDT). President and CEO Michael Mack and CFO David Qualls will review the company's financials and operations for the fiscal 2003 second quarter and discuss their outlook for the remainder of fiscal 2003. The call will be open to all interested investors through a live audio webcast via the Internet at www.gardenfreshcorp.com and www.companyboardroom.com. The call will be archived on the Web sites through Wednesday, May 14, 2003. A playback of the call will also be available through 5:00 p.m. PDT, Wednesday, May 7, by calling 1.800.633.8284 (domestic) or
1.402.977.9140 (international). Callers should use reservation number 21138117.

                                 (Tables follow)

                                      # # #

Garden Fresh Restaurant Corp.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

                                                         Three Months Ended                  Six Months Ended
                                                              March 31,                          March 31,
                                                         2002            2003               2002            2003
                                                     -----------     -----------        -----------     -----------
NET SALES                                            $  55,948        $  56,445          $ 103,827       $ 106,130

COSTS AND EXPENSES
Costs of sales                                          13,324           13,645             25,628          25,986
Restaurant operating expenses
   Labor                                                17,446           17,697             33,462          33,802
   Occupancy and other expenses                         13,036           14,093             25,692          26,814
General and administrative expenses                      3,460            3,462              6,623           7,028
Restaurant opening costs                                   101              175                306             230
Depreciation and amortization                            3,383            3,722              6,748           7,227
                                                     ---------        ---------          ---------       ---------

Total costs and expenses                                50,750           52,794             98,459         101,087

OPERATING INCOME                                         5,198            3,651              5,368           5,043

Interest income                                             12               18                 33              32
Interest expense                                        (1,136)            (843)            (2,332)         (1,813)
Other expense, net                                        (118)             (73)              (256)           (159)
                                                     ---------        ---------          ---------       ---------

INCOME BEFORE PROVISION FOR                              3,956            2,753              2,813           3,103
    INCOME TAXES
Provision for income taxes                              (1,562)          (1,178)            (1,111)         (1,322)
                                                     ---------        ---------          ---------       ---------

NET INCOME                                           $   2,394        $   1,575          $   1,702       $   1,781
                                                     =========        =========          =========       =========

Basic net income per common share                    $    0.42        $    0.27          $    0.30       $    0.31
                                                     =========        =========          =========       =========

   Shares used in computing basic net
   income per common share                               5,688            5,785              5,688           5,769
                                                     =========        =========          =========       =========

Diluted net income per common share                  $    0.42        $    0.27          $    0.30       $    0.30
                                                     =========        =========          =========       =========

   Shares used in computing diluted net
   income per common share                               5,728            5,922              5,708           5,927
                                                     =========        =========          =========       =========

Garden Fresh Restaurant Corp.
BALANCE SHEETS
(Dollars in thousands, except par value)

                                                                                       September 30,       March 31,
                                                                                           2002               2003
                                                                                       -------------      -----------
ASSETS                                                                                                    (unaudited)

Current assets:
   Cash and cash equivalents                                                             $  5,294           $  6,473
   Inventories                                                                              9,123              9,566
   Other current assets                                                                     3,919              4,696
                                                                                         --------           --------
        Total current assets                                                               18,336             20,735

Property and equipment, net                                                               132,638            130,557
Intangible and other assets                                                                 2,032              2,285
                                                                                         --------           --------

Total assets                                                                             $153,006           $153,577
                                                                                         ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                      $  5,604           $  4,779
   Current portion of long-term debt                                                       10,635             10,739
   Revolving line of credit                                                                    --              1,500
   Accrued liabilities                                                                     11,743             12,383
                                                                                         --------           --------
        Total current liabilities                                                          27,982             29,401

Deferred income taxes                                                                       8,336              8,471
Long-term debt, net of current portion                                                     32,970             29,443
Other liabilities                                                                           3,485              3,812

Shareholders' equity:
   Preferred stock, $0.001 par value; 2,500,000 shares authorized at
      September 30, 2002 and March 31, 2003, of which 120,000 shares are designated as Series A Preferred Stock; 0 shares issued and outstanding at September 30, 2002
      and March 31, 2003 respectively.                                                         --                 --
   Common stock, $0.01 par value; 12,000,000 shares
      authorized at September 30, 2002 and March 31, 2003,
      respectively; 5,732,822 and 5,786,339 issued and outstanding at
      September 30, 2002 and March 31, 2003, respectively.                                     57                 58
Additional paid-in capital                                                                 60,133             60,568
Retained earnings                                                                          20,043             21,824
                                                                                         --------           --------

Total shareholders' equity                                                                 80,233             82,450
                                                                                         --------           --------

Total liabilities and shareholders' equity                                               $153,006           $153,577
                                                                                         ========           ========

                                     # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Garden Fresh Restaurant Corp.
                                       (Registrant)


Date: April 30, 2003                   By: /s/ David W. Qualls
      --------------                   ----------------------------------
                                       David W. Qualls
                                       Chief Financial Officer and
                                       Secretary